Exhibit 10.2

Amendment to Agreement for Sale and Purchase of Hotel

This Amendment to the Agreement for Sale and Purchase of Hotel (the “Amendment”) is made and is effective as of October 4, 2005. Capitalized terms used herein and not otherwise defined shall have the meanings provided therefor in the Purchase Agreement (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, SHC SCHAUMBURG II, L.L.C., a Delaware limited liability company (“Seller”), and THE PROCACCIANTI GROUP, LLC, a Rhode Island limited liability company (“Purchaser”) are parties to that certain Agreement for Sale and Purchase of Hotel commonly know as Marriott Chicago Schaumburg located at 50 N. Martingale Road, Schaumburg, Illinois (the “Hotel”).dated and effective as of September 7, 2005 (the “Purchase Agreement”); and

WHEREAS, the undersigned desire to amend the Purchase Agreement as set forth below:

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the parties hereto agree as follows:

1.	Amendments to Purchase Agreement.

(a) Section 3.01 of the Purchase Agreement is hereby amended and restated in its entirety to provide as follows:

3.01 Purchase Price. The purchase price (“Purchase Price”) to be paid by Purchaser to Seller at the Closing shall be Twenty Three Million Three Hundred Eighty Thousand and no/100 Dollars ($23,380,000), plus or minus prorations and adjustments as provided in this Agreement. The Purchase Price shall be payable by Purchaser as follows:

(a) On or before 3:00 P.M. (Central Time) on the next Business Day following the full execution and delivery of this Agreement, TIME BEING OF THE ESSENCE, Purchaser shall deposit with the Title Company, as escrow agent, the amount of Five Hundred Thousand and no/100 Dollars ($500,000) by a certified check or wire transfer of immediately available United States of America funds as an earnest money deposit (together with interest earned thereon, the “Initial Deposit”);

(b) On or prior to the Second Due Diligence Expiration Date (defined below), TIME BEING OF THE ESSENCE, unless this

Agreement has been terminated by Purchaser pursuant to Section 4.04 below, Purchaser shall deposit with the Title Company, as escrow agent, the amount of Five Hundred Thousand and no/100 Dollars ($500,000) by a certified check or wire transfer of immediately available United States of America funds as an additional earnest money deposit (together with interest earned thereon, the “Second Deposit”; and together with the Initial Deposit, the “Earnest Money”); and

(c) On the date of Closing, Purchaser shall pay the balance of the Purchase Price, subject to the prorations and adjustments provided for in this Agreement, in cash by certified check or wire transfer of immediately available United States of America funds to the Seller in accordance with the terms and conditions of this Agreement. Purchaser shall be responsible for any income taxes payable with respect to any interest and/or dividends earned with respect to the Earnest Money. For those purposes, Purchaser’s federal taxpayer identification number is 05-0497199.

(b) Section 3.03 of the Purchase Agreement is hereby amended and restated in its entirety to provide as follows:

3.03 Allocation of Purchase Price. The Purchase Price shall be allocated among the various components of the Property in the following manner:

Real Property	$21,042,000
Tangible Personal Property	$2,338,000

2.	Miscellaneous.

a. This Amendment is an amendment and supplement to (and not a novation of) the Purchase Agreement. Except as specifically amended by this Amendment, the Purchase Agreement is, and continues to be, in full force and effect as in effect prior to the date hereof.

b. The Purchase Agreement (as amended hereby) may not be further modified, amended or supplemented except in writing signed by the party against whom enforcement of such modification, amendment or supplement is sought.

c. The headings and captions of the various subdivisions of this Amendment are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

d. This Amendment may be executed in two or more counterparts, and by different parties hereto on separate counterparts (and by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed, all as of the day and year first above written.

SELLER:

SHC SCHAUMBURG II, L.L.C., a Delaware limited liability company

By:	/s/ Monte Huber
Name:	Monte Huber
Its:	Vice President

PURCHASER:

THE PROCACCIANTI GROUP, LLC, a Rhode Island limited liability company

By:	/s/ James Procaccianti
Name:	James Procaccianti
Its:	President

[Signature Page to Amendment to Purchase Agreement]